Exhibit 21
SUBSIDIARIES OF DOLAN MEDIA COMPANY

Subsidiary	State of Organization
American Processing Company, LLC	Michigan
Arizona News Service, LLC	Delaware
Cleo Company, Inc.	Delaware
Counsel Press, LLC	Delaware
Daily Journal of Commerce, Inc.	Delaware
The Daily Record Company	Maryland
Daily Reporter Publishing Company	Delaware
The Detroit Legal News Publishing, LLC	Michigan
DiscoverReady, LLC	Delaware
Dolan APC, LLC	Delaware
Dolan DLN, LLC	Delaware
Dolan Finance Company	Minnesota
Dolan Publishing Company	Delaware
Dolan Publishing Finance Company	Minnesota
Finance and Commerce, Inc.	Minnesota
Idaho Business Review, Inc.	Idaho
The Journal Record Publishing Company	Delaware
Lawyers Weekly, Inc.	Delaware
Legal Com of Delaware, Inc.	Delaware
Long Island Business News, Inc.	New York
Missouri Lawyers Media, Inc.	Missouri
National Default Exchange GP, LLC	Delaware
National Default Exchange LP	Delaware
National Default Exchange Holdings, L.P.	Delaware
National Default Exchange Management, Inc.	Delaware
NDEx Technologies, LLC	Texas
NDEx Title Services, LLC	Texas
NDEx West, LLC	Delaware
New Orleans Publishing Group, Inc	Delaware
NOPG, L.L.C.	Delaware
THP/NDEx AIV Corp.	Delaware
THP/NDEx AIV, LP	Delaware